EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF CIVEO CORPORATION

PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 filed with the Securities and Exchange Commission (the “Report”), I, Bradley J. Dodson, President and Chief Executive Officer of Civeo Corporation (the “Company”), hereby certify, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bradley J. Dodson
Name: Bradley J. Dodson
Date: August 13, 2014